Ex-99.77O: Transactions effected pursuant to Rule 10f-3

1.	Series Number: 48

2.	Fund: Northern Funds Multi-Manager High Yield Opportunity Fund

3.	Adviser or Sub-Adviser: Loomis, Sayles & Company L.P.

4.	Issuer: US Airways Group Inc.

5.	Date Offering Commenced: April 30, 2012

6.	Underwriter(s) from whom purchased: Morgan Stanley

7.	Affiliated Underwriter managing or participating in syndicate: Natixis Securities North America

8.	List Members of Underwriting Syndicate: Citi Global Markets Inc; Goldman Sachs & Co; Barclays Capital; Morgan Stanley & Co Inc; Merrill Lynch Pierce Fenner & Smith; Natixis Securities North America

9.	Aggregate principal amount or number of shares of purchase: 2,430,000 principal

10.	Aggregate principal amount or total number of shares of offering: 379,785,000,000 principal

11.	Unit Price: $100

12.	Purchase Price (net of fees/expenses): $100

13.	Commission, spread or profit: 0.50%

14.	Have the following conditions been satisfied? YES or NO

a.	The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities: YES
b.	The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated: YES

c.	The underwriting was a firm commitment underwriting: YES

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during that same period: YES

e.	In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors), or in respect of Eligible Municipal Securities, the issue has received an investment grade rating from an NRSRO or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operation of any predecessors), it has received one of the three highest ratings from at least one such NRSRO: YES

f.	The amount of such securities purchased by the Fund and all other accounts over which the Adviser
(or Sub-Adviser) exercises investment discretion did not exceed 25% of the principal amount of the offering: YES

g.	No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase: YES

Ex-99.77O: Transactions effected pursuant to Rule 10f-3

1.	Series Number: 48

2.	Fund: Northern Funds Multi-Manager High Yield Opportunity Fund

3.	Adviser or Sub-Adviser: Loomis, Sayles & Company L.P.

4.	Issuer: DJO Finance

5.	Date Offering Commenced: September 14, 2012
6.	Underwriter(s) from whom purchased: Credit Suisse

7.	Affiliated Underwriter managing or participating in syndicate: Natixis Securities North America

8.	List Members of Underwriting Syndicate: Credit Suisse; Goldman Sachs & Co.; Macquarie Bank Equities (USA) Inc.; Natixis Securities North America; RBC Capital Markets; UBS Securities LLC; Wells Fargo Securities LLC.

9.	Aggregate principal amount or number of shares of purchase: 1,385,000 principal

10.	Aggregate principal amount or total number of shares of offering: 440,000,000,000 principal

11.	Unit Price: $100

12.	Purchase Price (net of fees/expenses): $100

13.	Commission, spread or profit: 2.51%

14.	Have the following conditions been satisfied? YES or NO

a.	The securities are part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or are Eligible Municipal Securities, or are securities sold in an Eligible Foreign Offering or are securities sold in an Eligible Rule 144A Offering or part of an issue of government securities: YES

b.	The securities were purchased prior to the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by laws to be granted to existing security holders of the issuer) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated: YES

c.	The underwriting was a firm commitment underwriting: YES

d.	The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during that same period: YES

e.	In respect of any securities other than Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors), or in respect of Eligible Municipal Securities, the issue has received an investment grade rating from an NRSRO or, if the issuer or entity supplying the revenues from which the issue is to be paid shall have been in continuous operation for less than three years (including the operation of any predecessors), it has received one of the three highest ratings from at least one such NRSRO: YES

f.	The amount of such securities purchased by the Fund and all other accounts over which the Adviser
(or Sub-Adviser) exercises investment discretion did not exceed 25% of the principal amount of the offering: YES

g.	No Affiliated Underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the purchase: YES